UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2016 (September 8, 2016)

LINN ENERGY, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Restructuring Support Agreement

On May 11, 2016 (the “Petition Date”), Linn Energy, LLC (the “Company”), LinnCo, LLC, an affiliate of the Company (“LinnCo”), certain of the Company’s direct and indirect subsidiaries (collectively with the Company, the “LINN Debtors”), and Berry Petroleum Company, LLC (“Berry” and, collectively with the LINN Debtors and LinnCo, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Debtors’ Chapter 11 cases are being administered jointly under the caption In re Linn Energy, LLC, et al., Case No. 16-60040 (the “Chapter 11 Cases”).

Prior to the filing of the Bankruptcy Petitions, on May 10, 2016, the Debtors entered into a restructuring support agreement (the “Restructuring Support Agreement”) with certain holders (the “Consenting Creditors”) collectively holding or controlling at least 66.67% by aggregate outstanding principal amounts under (i) the Company’s Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013 and (ii) Berry’s Second Amended and Restated Credit Agreement, dated as of November 15, 2010.

The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment of the Debtors and the Consenting Creditors to support a comprehensive restructuring of the Debtors’ long-term debt, which will be effectuated through one or more plans of reorganization (the “Plan”) to be filed in the Chapter 11 Cases.

On September 8, 2016, the Debtors and certain of the Consenting Creditors entered into the First Amendment to Restructuring Support Agreement (the “First Amendment”), which extended the date by which the Plan (or Plans, if separate), the Plan Solicitation Materials (as defined in the Restructuring Support Agreement) for the Plan (or Plans, if separate), and the motion or motions to approve the Disclosure Statement (or Disclosure Statements, if separate, and as defined in the Restructuring Support Agreement) must be filed with the Court from 120 days to 135 days following the Petition Date.

The foregoing description of the First Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the First Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Amendment to Settlement Agreement

As previously reported, on April 4, 2016, the Company, Linn Energy Finance Corp. (together with the Company, the “Issuers”), and all of the Company’s material subsidiaries, other than Berry (collectively, the “Guarantors”), entered into a settlement agreement (as amended, the “Settlement Agreement”) with certain holders (the “Settling Holders”) of the Issuers’ $1.0 billion of outstanding 12% Senior Secured Second Lien Notes due 2020 (the “Notes”) and Delaware Trust Company, as successor trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”). The Settlement Agreement was executed by the Settling Holders, which collectively held more than two-thirds of the outstanding principal amount of the Notes.

The Settlement Agreement provided that the Trustee, Collateral Trustee and Settling Holders would retain the right to assert certain claims and defenses in the event that the Alternative Settlement Agreement Order (as defined in the Settlement Agreement) was not entered by the Court on or before November 15, 2016 (the “Alternative Settlement Agreement Order Date”).

On September 8, 2016, the Issuers, Guarantors, Trustee, Collateral Trustee and Settling Holders collectively holding more than two-thirds of the outstanding principal amount of the Notes entered into a Second Amendment to Settlement Agreement (the “Second Amendment”). The Second Amendment extends the Alternative Settlement Agreement Order Date to December 8, 2016, and additionally provides that the Trustee, Collateral Trustee and Settling Holders would also retain the right to assert those certain claims and defenses if the motion to approve the Alternative Settlement Agreement Order is not filed by September 23, 2016.

The foregoing description of the Second Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Second Amendment attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	First Amendment to Restructuring Support Agreement, dated as of September 8, 2016, by and among the Debtors and the supporting parties thereto.

10.2	Second Amendment to Settlement Agreement, dated as of September 8, 2016, by and among the Issuers, the Guarantors, the Trustee and the Settling Holders thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

September 8, 2016	By:	/s/ Candice J. Wells
Candice J. Wells
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	First Amendment to Restructuring Support Agreement, dated as of September 8, 2016, by and among the Debtors and the supporting parties thereto.

10.2	Second Amendment to Settlement Agreement, dated as of September 8, 2016, by and among the Issuers, the Guarantors, the Trustee and the Settling Holders thereto.